Exhibit 5.3

September 16, 2015

Allegion Public Limited Company

Iveagh Court

Harcourt Road

Dublin 2, Ireland

Re: Registration Statement on Form S-3 of Allegion Public Limited Company

Ladies and Gentlemen:

We have acted as special Indiana counsel to Von Duprin LLC, an Indiana limited liability company (the “Indiana Guarantor”), in connection with the Registration Statement on Form S-3 (including the related (i) prospectus forming a part thereof and (ii) final prospectus) (File No. 333-206872) (the “Registration Statement” being filed by Allegion Public Limited Company, an Irish public limited company (the “Company”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in respect to (a) the issuance and sale of $300,000,000 aggregate principal amount of its 5.875% Senior Notes due 2023 (the “Notes”), and (b) the issuance of full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Notes (the guarantee by the Indiana Guarantor, the “Guarantee”) by certain subsidiaries of the Company as guarantors, including the Indiana Guarantor (the “Guarantors”). Capitalized terms used in this opinion letter that are not specifically defined herein have the meanings ascribed to them in Exhibit A.

Except as described in this letter, we are not generally familiar with the Indiana Guarantor’s business, records, transactions or activities. Our knowledge of its business, records, transactions, and activities is limited to the information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by a certificate executed and delivered to us by an officer of the Indiana Guarantor in connection with this opinion letter. We have examined copies, certified or otherwise identified to our satisfaction, of the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion letter, the documents listed as items 3 through 7 in Exhibit A are hereinafter referred to collectively as the “Authorization Documents”.

In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinions herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion letter, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the laws of the State of Indiana. In addition, no opinion expressed herein is intended or shall be construed to be an opinion on choice of law or conflicts of law.

Allegion Public Limited Company

September 16, 2015

We have relied upon and assumed the truth, accuracy and completeness of the factual representations, statements, certifications and warranties made in the Indenture and the Authorization Documents and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Indiana Guarantor. Our representation of the Indiana Guarantor is limited to the transactions contemplated by the Indenture, including the Guarantee set forth therein, and other matters specifically referred to us by them.

In rendering this opinion letter to you, we have assumed with your permission:

(a) The genuineness of all signatures, the legal capacity and competency of natural persons executing the Indenture and the Authorization Documents (in each case, whether on behalf of themselves or other persons or entities), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

(b) The documents that have or will be executed and delivered in consummation of the transactions contemplated by the Indenture will be identical in all material and relevant respects to the copies of the documents we have examined and on which this opinion is based.

(c) The Indenture has been completed, executed and delivered in the form submitted to us for review, with all required schedules and exhibits attached and all blanks appropriately filled in.

(d) The Authorization Documents are accurate and have not been amended or rescinded.

(e) The factual representations, statements, certifications and warranties of the Indiana Guarantor in the Indenture and the Authorization Documents, and in the other documents that we have reviewed, and upon which we have relied, are accurate, complete and truthful.

(f) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were accurate, complete and authentic when delivered or issued and remain accurate, complete and authentic as of the date of this opinion letter.

(g) We have not examined and render no opinion regarding any document incorporated by reference into the Indenture (other than as set forth above), and we have assumed, with your permission, that any such document so incorporated does not affect the opinions hereby given.

Allegion Public Limited Company

September 16, 2015

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1. The Indiana Guarantor has been duly organized and is validly existing and in good standing under the laws of the State of Indiana. For purposes of this opinion, the term “good standing” means that the Indiana Guarantor is validly existing under the laws of the State of Indiana, that the most recent required biennial report has been filed with the Secretary of State of Indiana and that no Articles of Dissolution appear as filed in the records of the Secretary of State of Indiana.

2. The Indiana Guarantor has all requisite limited liability company power and limited liability company authority under the law of the State of Indiana to enter into and deliver the Indenture (including the Guarantee set forth therein) and to perform its obligations thereunder.

3. The execution and delivery by the Indiana Guarantor of the Indenture (including the Guarantee set forth therein) and the performance by the Indiana Guarantor of its obligations thereunder have been duly authorized by all requisite limited liability company action on the part of such Indiana Guarantor.

Each of the opinions set forth above is limited by its terms and subject to the assumptions hereinabove stated and is further subject to the following qualifications, exceptions and limitations, none of which shall limit the generality of any other assumption, qualification, exception or limitation or expand any opinion rendered herein.

A. We have not considered and do not express an opinion with respect to any Federal or state (including Indiana) securities, tax, or antitrust laws and regulations. Our opinions set forth in this letter are expressly subject to the effect of the application of all Federal and state (including Indiana) securities, tax and antitrust laws and regulations.

B. We express no opinion as to the legality, validity, binding effect and/or enforceability of the Indenture.

C. We express no opinion and make so statements concerning or with respect to any statutes, ordinances, administrative decisions, rules, and regulations of counties, towns, municipalities, and special political subdivisions.

The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

Allegion Public Limited Company

September 16, 2015

We hereby consent to the filing of this letter as Exhibit 5.3 to the Current Report on Form 8-K of Allegion Public Limited Company filed with the Commission in connection with the offer and sale of the Notes and to the reference to this firm in the related prospectus under the heading “Legal Matters”. In giving this consent, we do not imply or admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. Subject to the foregoing, this opinion letter is furnished to you and may be relied upon by Simpson Thacher & Bartlett LLP in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Ice Miller LLP

EXHIBIT A

LIST OF DOCUMENTS REVIEWED

1.	The Registration Statement.

2.	Indenture, dated as of September 16, 2015, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Indenture”).

3.	Certificate of Existence of the Indiana Guarantor issued by the Indiana Secretary of State on September 11, 2015.

4.	Articles of Organization of the Indiana Guarantor as certified by the Indiana Secretary of State on September 11, 2015.

5.	Operating Agreement for the Indiana Guarantor, as amended (the “Operating Agreement”), as certified by the Secretary of the Indiana Guarantor as of the date hereof, to be a true and complete copy of such Operating Agreement, as amended.

6.	Written Consent of the Board of Directors of the Indiana Guarantor, dated August 20, 2015.

7.	Certificate of an officer of the Indiana Guarantor, dated the date hereof, as to certain factual matters.